UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2015

Commission File No. 001-34061
________________________________________________________________________________________________
HSN, INC.
(Exact name of registrant as specified in its charter)
________________________________________________________________________________________________

Delaware	26-2590893
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 HSN Drive, St. Petersburg, Florida	33729
(Address of principal executive offices)	(Zip Code)
(727) 872-1000
(Registrant’s telephone number, including area code)

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 17, 2015, David Shaev Profit Sharing Account (for the Benefit of David Shaev) (“Plaintiff”) filed a complaint against the Company, the Board, and Bank of America, as administrative agent, captioned David Shaev Profit Sharing Account v. HSN, Inc. et al, C.A. No. 10919-CB (Del. Ch.), alleging that the adoption of what Plaintiff referred to as a “Proxy Put” or “Dead Hand Proxy Put” in the Company’s January 27, 2015 credit agreement (“Credit Agreement”) constituted a breach of the Board’s fiduciary duty.  Among other things, Plaintiff sought a declaration that the Proxy Put was invalid, unenforceable, and severable from the Credit Agreement.  While the Company and Bank of America deny completely all of the allegations of wrongdoing in the complaint, on May 29, 2015, the requisite lenders approved an amendment to the Credit Agreement to eliminate the so-called “Dead Hand Proxy Put.”  As a result of the amendment, Plaintiff agreed that its claims were moot, and the Company agreed to pay $150,000 in fees and expenses to Plaintiff’s counsel.  Plaintiff’s action will be dismissed with prejudice only as to Plaintiff and the case will be closed.  The Court has not passed on the amount of fees and expenses.  Plaintiff’s Counsel are Carl L. Stine, Esq., of Wolf Popper LLP (“Wolf Popper”), (212) 759-4600, and Jessica Zeldin, Esq. of Rosenthal, Monhait & Goddess, P.A., (302) 656-4433, and Company’s counsel is Lawrence Portnoy, Esq. of Davis Polk & Wardwell LLP and Garrett B. Moritz, Esq. of Ross Aronstam & Moritz LLP, (302) 576-1600.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSN, INC.
Date: October 9, 2015
	By:	/s/ Harold Herman
Harold Herman
Vice President

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